Exhibit 99.3

Execution Version

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of August 9, 2013, by and among Glowpoint, Inc., a Delaware corporation (the “Company”), and GP Investment Holdings, LLC, a Delaware limited liability company (the “Purchaser”).

This Agreement is made in connection with that certain Series B-1 Preferred Exchange Agreement dated as of the date hereof among the Company and the Purchaser (the “Purchase Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

1.           Definitions.  Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement.  As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any person, any other person which directly or indirectly controls, is controlled by, or is under common control with, such person.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.0001 per share, and any securities into which such common stock may hereinafter be reclassified.

“Effective Date” means the date that the applicable Registration Statement filed is first declared effective by the Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Losses” shall have the meaning set forth in Section 5(a).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the Securities Act or pursuant to Rule 415, and the declaration or ordering of effectiveness of such Registration Statement or document.

“Registrable Securities” means, with respect to the Registration Statement required to be filed pursuant to the terms hereof, all of (i) the Securities, (ii) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing;

“Registration Statements” means any one or more registration statements of the Company filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statements, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such Registration Statements.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

 “Securities” means the 6,333,333 shares of the Common Stock held by the Purchaser.

 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

2.           Registration.

(a)           The Company shall, as soon as practical, but not later than ninety (90) days from the date hereof, use its best efforts to effect a Registration Statement with the Commission to the end that the Securities may be sold under the Securities Act as promptly as practical thereafter.  The Company shall use its best efforts to keep any Registration Statement filed pursuant to this Section 2 current and effective until such date as the Purchaser shall have sold all of its Securities or shall have advised the Company that it no longer desires to sell such Securities pursuant to such Registration Statement.

(b)           In addition, the Company shall, at its sole expense, use its best efforts to: (i) prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement; (ii) furnish such number of Prospectuses and other documents incident thereto, including any amendment of or supplement to the Prospectus, as the Purchaser from time to time may reasonably request; (iii) notify the Purchaser at any time when a Prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in a light of the circumstances then existing; (iv) cause all Securities registered pursuant thereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; (v) provide a transfer agent and registrar for all Securities registered pursuant thereunder and a CUSIP number for all such Securities, in each case not later than the Effective Date of such Registration Statement; and (vi) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security investors, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first month after the Effective Date of such Registration Statement.

(c)           The Company shall use its best efforts to qualify the registered Securities for sale in such states as it is otherwise qualifying its securities for sale, or in such states as are reasonably requested by the Purchaser.  However, in no event is the Company required to submit to the jurisdiction of any state other than for the limited consent of service of process relating to the offering or subject itself to taxation in any such jurisdiction.

3.           Registration Expenses.  All fees and expenses incident to the Company’s performance of or compliance with its obligations under this Agreement (excluding any underwriting discounts and selling commissions and all legal fees and expenses of legal counsel for the Purchaser) shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement.  The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing, (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing Prospectuses if the printing of Prospectuses is reasonably requested by the Purchaser), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company.

4.           Lock-Up.  The Purchaser agrees that it shall not, without the prior written consent of the Company, sell or otherwise transfer or dispose of any shares of Common Stock held by the Purchaser for up to 365 days following the date hereof.  Notwithstanding the foregoing, the Purchaser may transfer shares of Common Stock (i) as part of an underwritten registration, (ii) acquired by the Purchaser after the date hereof in open market transactions or (iii) to one or more of the Purchaser’s members or any of its or its members’ Affiliates; provided, however, the Purchaser shall notify the Company prior to any such transfer and agrees to coordinate with the Company to effect any such transfer.

5.           Indemnification.

(a)           The Company shall indemnify and hold harmless the Purchaser from and against any and all losses, claims, damages and liabilities (including fees and expenses of counsel, which counsel may, if the Purchaser requests, be separate from counsel for the Company) (collectively, the “Losses”) caused by any untrue statement or alleged untrue statement of material fact contained in the Registration Statement or any post-effective amendment thereto or any Registration Statement under the Securities Act or any Prospectus included therein required to be filed or furnished or any application or other filing under any state securities law caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to which the Purchaser may become subject under the Securities Act or other federal or state statutory law or regulation, at common law or otherwise, except insofar as such Losses, are caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished to the Company in writing by the Purchaser expressly for use in the Registration Statement or Prospectus.

(b)           If the indemnification provided for in Section 5(a) from Company is unavailable to an indemnified party hereunder in respect of any Losses, then the Company, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by the Company as a result of Losses in such proportion as is appropriate to reflect the relative fault of the Company and indemnified parties in connection with the actions which resulted in such Losses, as well as any other relevant equitable considerations.  The relative fault of the Company and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, the Company or indemnified parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action.  The amount paid or payable by a party as a result of Losses shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or Proceeding.  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(b) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in this paragraph.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

6.           Miscellaneous.

(a)           Remedies.  In the event of a breach by the Company or by the Purchaser of any of their obligations under this Agreement, the Purchaser or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.  The Company and the Purchaser agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b)           Entire Agreement.  This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(c)           Compliance.  The Purchaser covenants and agrees that it will comply with the Prospectus delivery requirements of the Securities Act as applicable to it (unless an exemption therefrom is available) in connection with sales of Registrable Securities pursuant to a Registration Statement and shall sell the Registrable Securities only in accordance with a method of distribution described in such Registration Statement.

(d)           Amendments and Waivers.  The provisions of this Agreement may not be amended, modified or supplemented unless the same shall be in writing and signed by the Company and the Purchaser.

(e)           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing.  The address for such notices and communications shall be as follows:

If to the Company:
Glowpoint, Inc.
1776 Lincoln Ave.
Suite 1300
Denver, CO 80203
Attention: President
Tel.  No.: (303) 640-3810
Fax No.: (866) 703-2089

and

Glowpoint, Inc.
430 Mountain Avenue
Murray Hill, New Jersey 07974
Attention: General Counsel
Tel.  No.: (908) 376-2172
Fax No.: (908) 464-2482

If to the Purchaser:	GP Investment Holdings, LLC
c/o Main Street Capital Corporation
1300 Post Oak Boulevard
Suite 800
Houston, Texas 77056
Attention: Robert M. Shuford
Tel. No.: (713) 350-6000
Fax No.: (713) 350-6042;

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

(f)           Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(g)           Execution and Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature were the original thereof.

(h)           Governing Law.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without giving effect conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.  Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the County of New York located in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such Proceeding in such jurisdictions.  Each party waives its right to a trial by jury.  Each party to this Agreement irrevocably consents to the service of process in any such Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein.  Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

(i)           Cumulative Remedies.  The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(j)           Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(Signature page follows)

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

Glowpoint, Inc.

By:	/s/ Peter Holst
	Name:	Peter Holst
	Title:	Chief Executive Officer

GP Investment Holdings, LLC

By:	/s/ Brian L. Pessin
	Name:	Brian L. Pessin
	Title:	President